SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ X ]  Preliminary Proxy Statement         [   ]  Confidential, for Use of the
                                                  Commission Only (as permitted
                                                  by rule 14a-6(e)(2))

[   ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          WERNER ENTERPRISES, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)
-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[ X ]  No fee required
[   ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

          (1)  Title of each class of securities to which transaction applies:
               ________________________________________________________________
          (2)  Aggregate number of securities to which transaction applies:
               ________________________________________________________________
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
               ________________________________________________________________
          (4)  Proposed maximum aggregate value of transaction:
               ________________________________________________________________
          (5)  Total fee paid:
               ________________________________________________________________


[   ]  Fee paid previously with preliminary materials.
[   ]  Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:
               ________________________________________________________________
          (2)  Form, Schedule or Registration Statement No.:
               ________________________________________________________________
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               ________________________________________________________________
          (4)  Date Filed:
               ________________________________________________________________


                         [LOGO OF WERNER ENTERPRISES]

                            Post Office Box 45308
                         Omaha, Nebraska  68145-0308

                          ________________________


                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MAY 12, 1998

                          ________________________


Dear Stockholders:

      It is a pleasure to invite you to the 1998 Annual Meeting of Stockholders of Werner Enterprises, Inc. (the "Company") to be held at the Peter Kiewit Conference Center, 1313 Farnam Street, Omaha, Nebraska, on Tuesday, May 12, 1998, at 10:00 a.m. for the following purposes:

     1. To elect directors to serve until the end of their term or until their successors are elected and qualified.

     2. To amend the Articles of Incorporation and increase the number of authorized shares of Common Stock, par value of $.01, from 60,000,000 to 200,000,000 shares.

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Stockholders of record at the close of business on March 25, 1998, will be entitled to vote at the meeting or any adjournment thereof.

      At the meeting Clarence L. Werner and members of the Company's management team will discuss the Company's results of operations and business plans. Members of the Board of Directors and the Company's management will be present to answer your questions.

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1997 is enclosed.

      As stockholders, we encourage you to attend the meeting in person. Whether or not you plan to attend the meeting, we ask you to sign, date, and mail the enclosed proxy as promptly as possible in order to make sure that your shares will be voted in accordance with your wishes at the meeting in the event that you are unable to attend. A self-addressed, postage-paid return envelope is enclosed for your convenience. If you attend the meeting, you may vote by proxy or you may revoke your proxy and cast your vote in person.

                                        By Order of the Board of Directors

                                        /s/ James L. Johnson
                                        James L. Johnson
                                        Corporate Secretary and Controller
Omaha, Nebraska
April 6, 1998


                           WERNER ENTERPRISES, INC.
                            Post Office Box 45308
                         Omaha, Nebraska  68145-0308
                          ________________________

                             PROXY STATEMENT FOR
                       ANNUAL MEETING OF STOCKHOLDERS
                                MAY 12, 1998
                          ________________________

                                INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors for the Annual Meeting of Stockholders of Werner Enterprises, Inc. (the "Company") to be held on Tuesday, May 12, 1998, at 10:00 a.m. local time, at the Peter Kiewit Conference Center, 1313 Farnam Street, Omaha, Nebraska, and at any adjournments thereof. The meeting will be held for the purposes set forth in the notice of such meeting on the cover page hereof. The Proxy Statement, Form of Proxy and Annual Report to Stockholders are being mailed by the Company on or about April 6, 1998. A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K (exclusive of exhibits) may be obtained without charge by writing the Secretary of the Company at the above mailing address.

      A Form of Proxy for use at the Annual Meeting of Stockholders is enclosed together with a self-addressed, postage-paid return envelope. Any stockholder who executes and delivers a proxy has the right to revoke it at any time prior to its use at the Annual Meeting. Revocation of a proxy may be effected by filing a written statement with the Secretary of the Company revoking the proxy, by executing and delivering to the Company a subsequent proxy before the meeting, or by voting in person at the meeting. A proxy, when executed and not revoked, will be voted in accordance with the authorization contained therein. Unless a stockholder specifies otherwise on the Form of Proxy, all shares represented will be voted for the election of all nominees for director and for the amendment to the Articles of Incorporation and increasing the number of authorized shares of Common Stock, par value of $.01, from 60,000,000 to 200,000,000 shares.

      The cost of soliciting proxies, including the preparation, assembly and mailing of material, will be paid by the Company. Directors, officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal contact, for which they will not receive any additional compensation in respect of such solicitations. The Company will also reimburse brokerage firms and others for all reasonable expenses for forwarding proxy material to beneficial owners of the Company's stock.

      As  a  matter  of policy, proxies, ballots and voting tabulations  that
identify  individual  stockholders are kept private  by  the  Company.   Such
documents are available for examination only by certain representatives associated with processing proxy cards and tabulating the vote. The vote of any stockholder is not disclosed, except as may be necessary to meet legal requirements.



                     OUTSTANDING STOCK AND VOTING RIGHTS

      On March 25, 1998, the Company had 38,282,804 shares of its $.01 par value Common Stock outstanding. At the meeting, each stockholder will be entitled to one vote, in person or by proxy, for each share of stock owned of record at the close of business on March 25, 1998. The stock transfer books of the Company will not be closed.

      With respect to the election of directors, stockholders of the Company, or their proxy if one is appointed, have cumulative voting rights under the laws of the State of Nebraska. That is, stockholders, or their proxy, may vote their shares for as many directors as are to be elected, or may cumulate such shares and give one nominee as many votes as the number of directors to be elected multiplied by the number of their shares, or may distribute votes on the same principle among as many nominees as they may desire. If a stockholder desires to vote cumulatively, he or she must vote in person or give his or her specific cumulative voting instructions to the designated proxy that the number of votes represented by his or her shares are to be cast for one or more designated nominees. A stockholder may also withhold authority to vote for any nominee (or nominees) by striking through the name (or names) of such nominees on the accompanying Form of Proxy. Assuming the presence of a quorum, an affirmative vote of the holders of a majority of the outstanding shares of Common Stock, present in person or represented by proxy at the 1998 Annual Meeting of Stockholders, is required for the election of Directors.

      If an executed proxy is returned and the stockholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matter.

      On the date of mailing this Proxy Statement, the Board of Directors has no knowledge of any other matter which will come before the Annual Meeting other than the matters described herein. However, if any such matter is properly presented at the meeting, the proxy solicited hereby confers discretionary authority to the proxies to vote in their sole discretion with respect to such matters, as well as other matters incident to the conduct of the meeting.


                          ELECTION OF DIRECTORS AND
                       INFORMATION REGARDING DIRECTORS

     The Articles of Incorporation of the Company provide that there shall be up to three separate classes of directors, each consisting of not less than three directors, and as nearly equal in number as possible. The Bylaws of the Company divide the Board of Directors into three classes each consisting of three directors. The term of office of the directors in the first class expires at the 1998 Annual Meeting of Stockholders. Directors hold office for a term of three years. The term of office of the directors in the second and third classes will expire at the 1999 and 2000 Annual Meetings of Stockholders, respectively. Curtis G. Werner, Gerald H. Timmerman and Donald
W. Rogert, class I directors whose terms will expire at the 1998 Annual Meeting, have been nominated for re-election at the meeting for terms expiring at the 2001 Annual Meeting and until their successors are duly elected and qualified.

      Information concerning the names, ages, terms, positions with the Company and/or business experience of each nominee named above and of the other persons whose terms as directors will continue after the 1998 Annual Meeting is set forth below.


      Name              Position with Company or  Principal Occupation                  Term Ends
      ----              ----------------------------------------------                  ---------
Clarence L. Werner      Chairman of the Board and Chief Executive Officer (2)(3)           2000
Gary L. Werner          Vice Chairman                                                      1999
Curtis G. Werner        Vice Chairman-Corporate Development (2)                            1998
Gregory L. Werner       President                                                          1999
Irving B. Epstein       Partner of Epstein and Epstein, Law Offices (1)(2)(3)              2000
Martin F. Thompson      Retired President and Director of Cherry County Livestock
                          Auction  Co. (1)(2)(3)                                           1999
Gerald H. Timmerman     President of Timmerman & Sons Feeding Co., Inc. (1)(3)             1998
Donald W. Rogert        Chairman and President of Mallard Sand & Gravel Co. (1)            1998
Jeffrey G. Doll         President of Western Iowa Wine, Inc.                               2000

__________
(1) Serves on audit committee.
(2) Serves on option committee.
(3) Serves on executive compensation committee.

      Clarence L. Werner, 60, operated Werner Enterprises as a sole proprietorship from 1956 until its incorporation in September 1982. He has been a director of the Company since its incorporation and served as President until 1984. Since 1984, he has been Chairman of the Board and Chief Executive Officer of the Company.

      Gary  L.  Werner,  40,  has been a director of the  Company  since  its incorporation. Mr. Werner was General Manager of the Company and its predecessor from 1980 to 1982. He served as Vice President from 1982 until 1984, when he was named President and Chief Operating Officer of the Company. Mr. Werner was named Vice Chairman in 1991. From 1993 to April 1997, Mr. Werner also reassumed the duties of President.

     Curtis G. Werner, 33, was elected a director of the Company in 1991. He began employment with the Company in 1985 and was promoted to Director of Safety in 1986. He was promoted to Vice President-Safety in 1987. Mr. Werner was promoted to Vice President in 1990, Executive Vice President in 1993, Executive Vice President and Chief Operating Officer in 1994, and Vice Chairman - Corporate Development in 1996.

      Gregory L. Werner, 38, was elected a director of the Company in 1994. He was a Vice President of the Company from 1984 to March 1996 and was Treasurer from 1982 until 1986. He was promoted to Executive Vice President in March 1996 and became President in April 1997. Mr. Werner has directed revenue equipment maintenance for the Company and its predecessor since 1981. He also assumed responsibility for the Company's Management Information Systems in 1993.

      Irving B. Epstein, 70, was elected a director of the Company in 1986. He has been engaged in the private practice of law since 1949 and was a partner from 1962 to 1989 in Epstein & Leahy, Omaha, Nebraska. In 1989, the firm of Epstein & Leahy merged into the law firm of Gross & Welch, a professional corporation. In 1991, Mr. Epstein joined the firm of Brodkey & Epstein as a partner. Mr. Epstein formed the firm of Epstein and Epstein in 1993. Mr. Epstein has been outside counsel to the Company and its predecessor since 1976.

      Martin F. Thompson, 77, was elected a director of the Company in 1986. Mr. Thompson was President and a director of Cherry County Livestock Auction Co., Valentine, Nebraska, from 1982 through 1992 and is currently retired.
From 1955 to 1982, he was President and principal stockholder of Chip Carriers, Inc., Omaha, Nebraska, a contract carrier. He also owned and operated Thompson Truck Transportation, Inc., Arlington, Texas, a common carrier from 1977 to 1982.

      Gerald H. Timmerman, 58, was elected a director of the Company in 1988. Mr. Timmerman has been President since 1970 of Timmerman & Sons Feeding Co., Inc., Springfield, Nebraska, which is a cattle feeding and ranching partnership with operations in three midwestern states.

      Donald W. Rogert, 70, was elected a director of the Company in 1994. He founded Mallard Sand and Gravel Co. in 1993 and has been Chairman of the Board and President since that time. In 1965, Mr. Rogert founded Hartford Sand and Gravel Co. and served as Chairman of the Board and President from 1981 to 1988. From 1988 to 1993, Mr. Rogert attended to various personal investments.

      Jeffrey G. Doll, 43, was elected a director of the Company in 1997. He has been President and Chief Executive Officer of Western Iowa Wine, Inc., a beer and wine wholesaler located in Council Bluffs, Iowa, since 1986. He also has been Vice President of Doll Distributing, Inc., a liquor distributor also located in Council Bluffs since 1980.

      Gary L. Werner, Gregory L. Werner, and Curtis G. Werner are sons of Clarence L. Werner.

      In the event that any nominee becomes unavailable for election for any reason, the shares represented by the accompanying form of proxy will be voted for any substitute nominees designated by the Board, unless the proxy withholds authority to vote for all nominees. The Board of Directors knows of no reason why any of the persons nominated to be directors might be unable to serve if elected and each nominee has expressed an intention to serve if elected. There are no arrangements or understandings between any of the nominees and any other person pursuant to which any of the nominees was selected as a nominee.

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH NOMINEE TO THE BOARD OF DIRECTORS.

Board of Directors and Committees

      The Company has established audit, option and executive compensation committees. The audit committee discusses the annual audit and resulting letter of comments to management, consults with the auditors and management regarding the adequacy of internal controls, directs management and the auditors for internal audits, and recommends to the Board the appointment of independent auditors for the next year. The option committee administers the Company's Stock Option Plan. It has the authority to determine the recipients of options and stock appreciation rights, the number of shares subject to such options and the corresponding stock appreciation rights, the date on which these options and stock appreciation rights are to be granted and are exercisable, whether or not such options and stock appreciation rights may be exercisable in installments, and any other terms of the options and stock appreciation rights consistent with the terms of the plan. The executive compensation committee reviews and makes recommendations to the
Board of Directors with respect to the compensation of executives. The Company does not have a standing nominating committee. Functions normally attributable to a committee of this type are performed by the Board of Directors as a whole.

      The Board of Directors held five (5) meetings and acted by unanimous written consent two (2) times during the year ended December 31, 1997. There were two (2) meetings of the audit committee, one (1) meeting of the executive compensation committee and one (1) meeting of the option committee during that period. Each director participated in 75% or more of the Board meetings, and all committee members participated in 75% or more of their respective committee meetings.

      Directors who are not full-time employees of the Company receive a fee of $2,000 for each meeting of the Board of Directors and for each committee meeting if not held on a day on which a meeting of the Board of Directors is held.


Executive Officers

     The following table sets forth the executive officers of the Company and the capacities in which they serve.

       Name                      Age             Capacities In Which They Serve
       ----                      ---             ------------------------------
Clarence L. Werner               60      Chairman of the Board and Chief Executive Officer
Gary L. Werner                   40      Vice Chairman
Curtis G. Werner                 33      Vice  Chairman - Corporate Development
Gregory L. Werner                38      President
Robert E. Synowicki, Jr.         39      Executive Vice President and Chief Operating Officer
Richard S. Reiser                51      Executive Vice President and General Counsel
Alan D. Adams                    60      Vice President - Operations
Mark A. Martin                   36      Vice President - Van Division
Duane D. Henn                    60      Vice President - Safety
Larry P. Williams                52      Vice President - Logistics
John J. Steele                   40      Vice President, Treasurer and Chief Financial Officer
Dwayne O. Haug                   49      Vice President - Maintenance
James L. Johnson                 34      Corporate Secretary and Controller

      See "ELECTION OF DIRECTORS AND INFORMATION REGARDING DIRECTORS" for information regarding the business experience of Clarence L. Werner, Gary L. Werner, Curtis G. Werner, and Gregory L. Werner.

     Robert E. Synowicki, Jr. joined the Company in 1987 as a tax and finance manager. He was appointed Treasurer in 1989, became Vice President, Treasurer and Chief Financial Officer in 1991, Executive Vice President and Chief Financial Officer in March 1996, and Executive Vice President and Chief Operating Officer in November 1996. Mr. Synowicki is a certified public accountant and was employed by the firm of Arthur Andersen & Co., independent public accountants, from 1983 until his employment with the Company.

      Richard  S.  Reiser  joined the Company as Vice President  and  General
Counsel in 1993, and was promoted to Executive Vice President and General Counsel in November 1996. Mr. Reiser was a partner in the Omaha office of the law firm of Nelson and Harding from 1975 to 1984. From 1984 until his employment with the Company, he was engaged in the private practice of law as a principal and director of Gross & Welch, a professional corporation, Omaha, Nebraska.

      Alan D. Adams joined the Company in 1983 as Marketing Director and was promoted to Director of Operations in 1986. In 1987, he was named Vice President - Operations. Prior to joining the Company, Mr. Adams was General Manager of Larson Trucks, Inc. in Bloomington, Minnesota.

      Mark A. Martin joined the Company in 1989 as an Account Executive. He was promoted to Regional Marketing Director in 1991. In 1993, he was named Vice President - Van Division. Prior to joining the Company, Mr. Martin was employed as a marketing representative for the Burlington Motor Carrier Group in Daleville, Indiana.

      Duane D. Henn joined the Company in 1985 as a Driver Recruiter. He was named National Director of Driver Recruiting in 1986. In 1988 he was promoted to Director of Safety, and in 1994 was named Vice President - Safety. Prior to joining the Company, Mr. Henn spent 20 years in State and County Law Enforcement and 6 years in the Court System.

      Larry P. Williams joined the Company in 1988 as an Account Executive. In 1991, he was promoted to Director of Regional Fleets. He was named Vice President - Logistics in 1994. Prior to joining the Company, Mr. Williams held various management positions with United Parcel Service and Federated Department Stores.

     John J. Steele joined the Company in 1989 as Controller. He was elected Secretary in 1992, Vice President - Controller and Secretary in 1994, and Vice President, Treasurer and Chief Financial Officer in November 1996. Mr. Steele is a certified public accountant and was employed by the firm of Arthur Andersen & Co., independent public accountants, from 1979 until his employment with the Company.

      Dwayne O. Haug joined the Company in 1990 as Director of Maintenance. He was promoted to Vice President - GraGar, Inc. (a wholly owned subsidiary of the Company) in 1994, and Vice President - Maintenance in February 1997. Mr. Haug was President of Silvey Refrigerated Carriers, Inc. in Council Bluffs, Iowa from 1988 until his employment with the Company. He held various management positions with Ellsworth Freight Lines, Inc. in Eagle Grove, Iowa from 1972 to 1987.

      James  L.  Johnson joined the Company in 1991 as Manager  of  Financial
Reporting. He was promoted to Assistant Controller in 1992, Director of Accounting in 1994, and was named Corporate Secretary and Controller in November 1996. Mr. Johnson is a certified public accountant and was employed by the firm of Arthur Andersen & Co., independent public accountants, from 1985 until his employment with the Company.

      Under the Company's bylaws, each executive officer holds office for a term of one year or until his successor is elected and qualified. The executive officers of the Company are elected by the Board of Directors at its Annual Meeting immediately following the Annual Meeting of Stockholders.

Compliance With Section 16(a) Of The Exchange Act

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the year ended December 31, 1997, all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with.

                      SECURITY OWNERSHIP OF DIRECTORS,
                EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

      The authorized Common Stock of the Company consists of 60,000,000 shares, $.01 par value.

     The following table sets forth certain information as of March 25, 1998, with respect to the beneficial ownership of the Company's Common Stock by each director and each nominee for director of the Company, by each executive officer of the Company named in the Summary Compensation Table herein, by each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, and by all executive officers, directors, and director nominees as a group. On March 25, 1998, the Company had 38,282,804 shares of Common Stock outstanding.

                                                           Beneficial Ownership
                 Name of                                   --------------------
              Beneficial Owner                               Shares    Percent
              ----------------                               ------    -------
          Clarence L. Werner                               10,773,550    28.1%
          Gary L. Werner                                    1,319,120     3.4%
          Curtis G. Werner                                  1,392,485     3.6%
          Gregory L. Werner                                 1,572,510     4.1%
          Robert E. Synowicki, Jr. (1)                         42,001        *
          Irving  B. Epstein                                    3,020        *
          Martin F. Thompson                                    3,250        *
          Gerald H. Timmerman                                   6,000        *
          Donald W. Rogert                                      1,500        *
          Jeffrey G. Doll                                       1,000        *
          Wellington Management Company, LLP (2)            4,316,827    11.3%
          All executive officers, directors, and director
                nominees as a group (18 persons)(3)(4)     15,266,225    39.7%

___________
* Indicates less than 1%.

(1) Includes options to purchase 40,625 shares which are exercisable as of March 25, 1998 or which become exercisable 60 days thereafter.

(2) Based on Schedule 13G as of December 31, 1997, as filed with the Securities and Exchange Commission by Wellington Management Company,
     LLP, 75 State Street, Boston, Massachusetts 02109. Wellington Management Company, LLP claims shared voting power with respect to 3,184,582 shares, shared dispositive power with respect to 4,316,827 shares, and no sole voting or dispositive power with respect to any of these shares.

(3) Includes options to purchase 187,387 shares which are exercisable as of March 25, 1998, or which become exercisable 60 days thereafter. Percentage determined on the basis of 38,470,191 shares of Common Stock outstanding.

(4)  Percentage  does not include 1,388,610 shares owned by Gail  M.  Werner-
     Robertson,  a  former director and the daughter of Clarence  L.  Werner.
     The total percentage ownership, including shares owned by Ms. Werner-Robertson, is 43.3%.

                EXECUTIVE COMPENSATION AND OTHER INFORMATION

      The following table summarizes the compensation paid by the Company and its subsidiaries to the Company's Chief Executive Officer and to the Company's four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at December 31, 1997, for services rendered in all capacities to the Company and its subsidiaries during the three fiscal years ended December 31, 1997.

                          SUMMARY COMPENSATION TABLE
                          --------------------------
                                                                             Long Term
                                                                            Compensation
                                            Annual Compensation                Awards
                                      ------------------------------------ --------------
                                                                 Other       Securities
Name and                                                         Annual      Underlying   All Other
Principal                                                     Compensation    Options /     Comp
Position                       Year   Salary($)    Bonus($)     ($)(1)        SARs (#)     ($)(2)
---------                      ----   ---------    --------   ------------   ----------   ---------
Clarence  L. Werner            1997    544,875      200,000       88,572             -           -
Chairman and                   1996    520,833      175,000            -             -           -
Chief Executive Officer        1995    486,000      150,000      102,185             -           -

Gary L. Werner                 1997    212,125       90,000            -             -           -
Vice Chairman                  1996    205,385       80,000            -             -           -
                               1995    203,866       50,000       13,558             -           -

Curtis G. Werner               1997    186,125       70,000            -             -           -
Vice Chairman -                1996    185,000       60,000            -             -           -
Corporate Development          1995    175,649       45,000       15,503             -           -

Gregory L. Werner              1997    205,644      100,000            -       100,000           -
President                      1996    174,846       60,000            -             -           -
                               1995    138,200       45,000        9,813             -           -

Robert E. Synowicki, Jr.       1997    191,625       80,000            -        40,000       4,291
Executive Vice President       1996    145,197       60,000            -             -       4,367
and Chief Operating Officer    1995    129,038       50,000            -        15,000       3,573


(1) Other annual compensation consists of amounts reimbursed during 1997 and 1995 for payment of taxes for Mr. Clarence L. Werner and payment of taxes during 1995 for Mr. Gary L. Werner, Mr. Curtis G. Werner and Mr. Gregory L. Werner.

(2) All other compensation for 1997 reflects the Company's contribution to the individual 401(k) retirement savings plan of $3,998 and the Company's contribution to the employee stock purchase plan of $293 of Mr. Robert E. Synowicki, Jr.


                    OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                           Individual Grants
                             -----------------------------------------------------------------------------
                                                                                        Potential
                                                                                     Realizable Value
                                                                                        At Assumed
                               Number of                                              Annual Rates Of
                              Securities     % of Total                                Stock Price
                              Underlying    Options/SARs                              Appreciation For
                             Options/SARs    Granted to    Exercise                    Option Term(2)
                                Granted     Employees in     Price     Expiration      --------------
Name                            (1)(#)       Fiscal Year   ($/Share)      Date       5%($)        10%($)
----                         ------------   ------------   ---------   ----------   --------     --------
Clarence L. Werner                    -          0.0%             -             -           -            -
Gary L. Werner                        -          0.0%             -             -           -            -
Curtis G. Werner                      -          0.0%             -             -           -            -
Gregory L. Werner               100,000         22.2%       $20.125       12/9/07   1,265,643    3,207,401
Robert E. Synowicki, Jr.         40,000          8.9%       $20.125       12/9/07     506,257    1,282,960

(1) Options become exercisable in installments of 25%, 20%, 20%, 20% and 15% after the expiration of 18, 30, 42, 54 and 66 months, respectively, from the date of grant.

(2) The potential realizable values assume 5% and 10% annual rates of stock price appreciation from the grant date based on the options being outstanding for ten years (expiration of option term). The actual realizable value of the options in this table depends upon the actual performance of the Company's stock during the actual period the options are outstanding.


             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR END OPTION/SAR VALUES

                                                          Number of Securities             Value of Unexercised
                                                         Underlying Unexercised                In-The-Money
                                                            Options/SAR's  At                Options/SAR's At
                             Shares                         December 31, 1997               December 31, 1997(1)
                          Acquired On      Value         ----------------------             --------------------
Name                      Exercise (#)  Realized($)  Exercisable(#)  Unexercisable(#)  Exercisable($)  Unexercisable($)
----                      ------------  -----------  --------------  ----------------  --------------  ----------------
Clarence L. Werner                 -             -              -                -               -                 -
Gary L. Werner               217,500     3,009,293              -                -               -                 -
Curtis G. Werner                   -             -              -                -               -                 -
Gregory L. Werner                  -             -              -          100,000               -            37,500
Robert E. Synowicki, Jr.       2,500        35,208         30,125           67,375         202,404           187,463

(1) Based on a $20.50 closing price per share of the Company's Common Stock on December 31, 1997.


                BOARD EXECUTIVE COMPENSATION COMMITTEE REPORT
                          ON EXECUTIVE COMPENSATION

      The Executive Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

      The Executive Compensation Committee annually reviews and approves the compensation for the Chairman and Chief Executive Officer ("CEO") of the
Company. In turn, the Chairman and CEO reviews and recommends the compensation for the Vice Chairman, Vice Chairman-Corporate Development, and the President. Compensation for other executive officers is reviewed and recommended by the Chairman and CEO, Vice Chairman, Vice Chairman-Corporate Development, and the President. The Executive Compensation Committee reviews and approves the total compensation for the executive officers of the Company, including the Chairman and CEO.

      As with all employees, compensation for the Company's executive officers, including Clarence L. Werner, Chairman and CEO, is based on individual performance and the Company's financial performance. The Company's financial performance is the result of the coordinated efforts of all employees, including executive officers, through teamwork focused on meeting the expectations of customers and stockholders. The Company strives to compensate its executive officers, including the Chairman and CEO, based upon the following key factors: (1) Salary levels of executives employed by competitors in the trucking industry and other regional and national companies, (2) Experience and pay history with the Company, (3) Retention of key executives of the Company, (4) Relationship of individual and Company financial performance to compensation increases.

      Base salaries and the annual bonus are determined based on the above factors. The annual bonus plan allows executive officers to earn additional compensation depending on individual and Company financial performance. Company financial performance is evaluated by reviewing such factors as the Company's operating ratio, earnings per share, revenue growth and size and performance relative to competitors in the trucking industry. Individual performance is evaluated by reviewing the individual's contribution to these financial performance goals as well as a review of quantitative and qualitative factors. Stock options are used as a long-term compensation incentive and are intended to retain and motivate executives and management personnel for the purpose of improving the Company's financial performance, which should, in turn, improve the Company's stock performance. Stock options are granted periodically to executives and management based on the individuals' performance and potential contribution. Stock options are granted with exercise prices equal to the prevailing market price of the Company's stock on the date of the grant. Therefore, options only have value if the market price of the Company's stock increases after the grant date.

      The  Committee compared the total compensation package for Mr. Clarence
L. Werner and the other top Werner executives to the total compensation packages of many of the Company's publicly-traded competitors in the truckload industry, as disclosed on each company's most recently available proxy statement. Comparisons were made on the basis of total compensation per tractor operated, total compensation as a percentage of net income and similar factors. Both the total compensation of the Company's CEO and the average total compensation of the Company's other executives disclosed in the summary compensation table were in the middle of the range of compensation paid by many of the Company's publicly-traded competitors in the truckload industry.

      The Executive Compensation Committee has determined it is unlikely that the Company would pay any amounts in the year ended December 1998 that would result in a loss of Federal income tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended, and accordingly, has not recommended that any special actions be taken or that any plans or programs be revised at this time.

                                   Clarence L. Werner, Committee Chairman
                                   Irving B. Epstein
                                   Martin F. Thompson
                                   Gerald H. Timmerman


         COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Mr. Clarence L. Werner serves as Chairman of the Executive Compensation Committee and is also the Chairman and Chief Executive Officer of the Company.

      Mr. Epstein serves on the Executive Compensation Committee and is a partner in the law firm of Epstein and Epstein, which serves as outside counsel to the Company.

                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                        [PERFORMANCE GRAPH APPEARS HERE]



                           12/31/92  12/31/93  12/31/94  12/31/95  12/31/96  12/31/97
                           --------  --------  --------  --------  --------  --------
Werner  Enterprises, Inc.    $100      $135      $105      $ 90      $122      $138
Standard & Poor's 500        $100      $110      $111      $153      $189      $252
Nasdaq Trucking Group        $100      $113      $106      $ 85      $100      $129
     (SIC Code 42)

      Assuming the investment of $100 on December 31, 1992, and reinvestment of all dividends, the graph above compares the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return of the Standard & Poor's 500 Market Index and an index of other companies that are in the trucking industry (Nasdaq Trucking Group - Standard Industrial Classification (SIC) Code 42) over the same period. The Company's stock price was $20.50 as of December 31, 1997, which was used for purposes of calculating the total return on the Company's Common Stock for the year ended December 31, 1997.

                 PROPOSAL CONCERNING INCREASE IN AUTHORIZED
                 SHARES OF COMMON STOCK AND RELATED MATTERS

      On February 10, 1998, the Board of Directors authorized a resolution recommending that the shareholders consider and approve an amendment to
Article V of the Company's Articles of Incorporation (the "Articles") that would increase the number of authorized shares of the Company's Common Stock, $.01 par value, from 60,000,000 shares to 200,000,000 shares. To be adopted, this proposal requires the affirmative vote of the holders of two-thirds of all of the issued and outstanding shares of the Common Stock of the Company entitled to vote thereon at the meeting. The Board of Directors believes that it is in the best interests of the Corporation and its stockholders to amend the Articles to give effect to the proposed amendment.


      Article V of the Articles, as amended by the proposed amendment, would read as set forth below:

           The aggregate number of shares of Common Stock which this Corporation shall have authority to issue is 200,000,000 shares, having a par value of $.01 each.

           All transfers of the shares of this Corporation shall be made in accordance with the provisions of the By-Laws of the Corporation.

      As of March 25, 1998, there were 38,656,773 shares of Common Stock issued and 38,282,804 shares of Common Stock outstanding. Additional shares of 688,062 may be issued pursuant to the Company's Stock Option Plan.

      The Board of Directors considers the proposed increase in the number of authorized shares desirable because it would give the Company the necessary flexibility to issue Common Stock in connection with stock dividends, stock splits, the raising of additional capital, acquisitions, employee benefit plans and other general corporate purposes.

      If the proposed amendment to the Articles is adopted, no further approval of the holders of Common Stock would be required for the issuance of shares of Common Stock as authorized by the amendment and, absent any legal, stock exchange or Nasdaq requirements, it is not contemplated that further approval of the holders of Common Stock would be sought for issuance of shares authorized by the amendment. The issuance of additional shares of Common Stock may, among other things, have a dilutive effect on the earnings per share and on the equity and voting power of existing holders of Common Stock. The increase in authorized shares of Common Stock has not been proposed for an antitakeover-related purpose and the Board of Directors and management of the Company have no knowledge of any current efforts to obtain control of the Company or to effect large accumulations of Common Stock.

      Assuming the presence of a quorum, if the amendment to the Articles is approved by the stockholders representing a majority of the outstanding shares of Common Stock present in person or represented by proxy at the 1998 Annual Meeting of Stockholders, it will become effective upon the filing of a Certificate of Amendment to the Articles with the Secretary of State of the State of Nebraska, which is expected to be accomplished as promptly as practicable after such approval is obtained.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT.

                            CERTAIN TRANSACTIONS

      The Company leases certain land from the Clarence L. Werner Revocable Trust (the Trust), a related party. Clarence L. Werner, Chairman of the
Board and Chief Executive Officer, is the sole trustee of the Trust. The land and related improvements consist of lodging facilities and a sporting clay range and are used by the Company for business meetings and customer promotion. The 20 year lease, which began in 1994, does not require the
Company to make rental payments to the Trust in exchange for use of the property. Either party may terminate the lease after 10 years by providing prior written notification of its intent to do so. The Company has made total leasehold improvements to the land of approximately $1.1 million, which were completed in 1995. The terms of the lease provide that, should the Trust exercise its right to terminate the lease after 10 years, the Trust will reimburse the Company for an amount equal to the original cost of the leasehold improvements, less accumulated depreciation calculated on a straight-line basis over the term of the lease (20 years).

      Clarence L. Werner and Curtis G. Werner, directors and officers of the Company, and Timmerman & Sons Feeding Co., Inc., a company partially owned by Gerald H. Timmerman, a director of the Company, own limited partnership interests in and have made loans to Nebraska Beef, Ltd., a meatpacking company. The Company provided freight and logistics services to Nebraska Beef, Ltd. which generated revenues to the Company of approximately $201,000 during 1997.

       In October 1997, Timmerman & Sons Feeding Co., Inc. purchased approximately $76,000 of revenue equipment from the Company. Gerald H. Timmerman, who is a director, is President of Timmerman & Sons Feeding Co., Inc.

                             PUBLIC ACCOUNTANTS

      Arthur Andersen LLP has served as the independent public accountants of the Company since its incorporation in 1983. It is anticipated that the audit committee will recommend that the Board of Directors select Arthur Andersen LLP to serve as independent public accountants for the Company for the year ending December 31, 1998. Such selection will be made by the Board of Directors at its Annual Meeting which is scheduled to occur immediately following the 1998 Annual Meeting of Stockholders. Representatives of Arthur Andersen LLP will be present at the Annual Meeting of Stockholders, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from stockholders.

                            STOCKHOLDER PROPOSALS

      Stockholder proposals intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company on or before December 7, 1998 to be eligible for inclusion in the Company's 1999 proxy materials. The inclusion of any such proposal in such proxy material shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

      Stockholder proposals submitted for presentation at the 1998 Annual Meeting must be received by the Secretary of the Company at its headquarters in Omaha, Nebraska no later than April 22, 1998. Such proposals must set forth (i) a brief description of the business desired to be brought before the Annual Meeting and the reason for conducting such business at the Annual Meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of the Company's Common Stock beneficially owned by such stockholder and (iv) any material interest of such stockholder in such business. Nominations for directors may be submitted by stockholders by delivery of such nominations in writing to the Secretary of the Company by May 2, 1998. Only stockholders of record as of March 25, 1998 are entitled to bring business before the Annual Meeting or make nominations for directors.

                            OTHER BUSINESS

      Management of the Company knows of no business that will be presented for consideration at the Annual Meeting of Stockholders other than that described in the Proxy Statement. As to other business, if any, that may properly be brought before the meeting, it is intended that proxies solicited by the Board will be voted in accordance with the best judgment of the person voting the proxies.

      Stockholders are urged to complete, date, sign and return the proxy enclosed in the envelope provided. Prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.


                                   By Order of the Board of Directors


                                   /s/ James L. Johnson
                                   James L. Johnson
                                   Corporate Secretary and Controller



                          WERNER ENTERPRISES, INC.
                            Post Office Box 45308
                         Omaha, Nebraska  68145-0308
                          ________________________

                                FORM OF PROXY
                          ________________________

      This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held May 12, 1998. The undersigned hereby appoints Clarence L. Werner and Gary L. Werner, and each of them, as proxy, with full power of substitution in each of them and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of Werner Enterprises, Inc., held of record by the undersigned as of March 25, 1998, at the Annual Meeting of Stockholders to be held on May 12, 1998, and any adjournments thereof.

1.   Election of Directors.
       (Check only one box below.   To withhold authority for  any individual
       nominee, strike through the name of the nominee.)

     [   ]  To vote for all the nominees listed below:

               Curtis G. Werner
               Gerald H. Timmerman
               Donald W. Rogert

             or

     [   ]  To  withhold authority to vote for all nominees listed above.

2. To amend the Articles of Incorporation and increase the number of authorized shares of Common Stock, par value of $.01, from 60,000,000 to 200,000,000 shares.
          (Check only one box below.)

                 FOR  [   ]       AGAINST  [   ]       ABSTAIN  [   ]

3. In their discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.

     This Proxy, when properly executed, will be voted in the manner directed hereon by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR the election of all nominees for director and FOR the amendment to the Articles of Incorporation and increasing the number of authorized shares of Common Stock, par value of $.01, from 60,000,000 to 200,000,000 shares. Please sign exactly as your name appears. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If signing as a corporation, please sign the full corporate name by the President or another authorized officer. If a partnership, please sign in the partnership name by an authorized person.


_________________________  __________  _________________________  ___________
Signature                  Date        Signature if held jointly  Date

  Please mark, sign, date, and promptly return this form of proxy using the enclosed self-addressed, postage-paid return envelope.